UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 16, 2019 (August 15, 2019)

DOW INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38646	30-1128146
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2211 H.H. Dow Way

Midland, MI 48674

(Address of principal executive offices)(Zip Code)

(989) 636-1000

(Registrant’s telephone numbers, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	DOW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.

On August 15, 2019, the Board of Directors of Dow Inc. (“Company”) determined that the Company’s first Annual Meeting of Stockholders will be held on April 9, 2020.

Deadlines for submission of nominations and shareholder proposals are set out below for clarity given that this is the Company’s first Annual Meeting. Please refer to the Company’s Amended and Restated Bylaws (“Bylaws”) for additional information. The Bylaws are available on the Company’s website at investors.dow.com/corporate-governance.

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To be considered timely under the Bylaws, stockholder notice of general nominations and stockholder proposals must be delivered to, or mailed to and received by, the Company’s Secretary at the principal executive offices of the Company no earlier than December 11, 2019 and not later than January 10, 2020.

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To be considered timely under the Bylaws, stockholder notice of proxy access nominations must be delivered to, or mailed to and received by, the Company’s Secretary at the principal executive offices of the Company no earlier than November 11, 2019 and not later than December 11, 2019.

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To be considered timely under Rule 14a-8 of the Securities Exchange Act of 1934, stockholder proposals eligible to be included in the Company’s annual meeting proxy materials must be received at the Company’s principal executive offices not later than December 11, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOW INC.

Date: August 16, 2019

/s/ AMY E. WILSON
Amy E. Wilson
General Counsel and Corporate Secretary

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